Exhibit 99.1

SIEBERT FINANCIAL CORP. AND KENNEDY CABOT ACQUISITION, LLC
ANNOUNCE DEFINITIVE AGREEMENT

New York, NY and Beverly Hills, CA—September 2, 2016—Siebert Financial Corp. (NASDAQ: SIEB) and Kennedy Cabot Acquisition, LLC are pleased to announce they have entered into a definitive agreement under which Kennedy Cabot Acquisition will acquire approximately 90% of the outstanding common stock of Siebert Financial Corp. from the Estate of Muriel F. Siebert. Siebert Financial is the owner of Muriel Siebert & Co., Inc., the broker-dealer founded in 1967 by the late Muriel F. “Mickie” Siebert, the first woman to own a seat on the New York Stock Exchange and the first woman to head a NYSE member firm.

Jane Macon, the Chairwoman of Siebert Financial said, “We look forward to a smooth transition and are pleased that the enduring vision and legacy established by Mickie Siebert nearly fifty years ago will continue into the future.”

Gloria E. Gebbia, the owner and managing member of Kennedy Cabot Acquisition said, “The team being assembled at Kennedy Cabot Acquisition has many years of experience in the brokerage industry including successfully acquiring and growing broker-dealers and bring a strong and experienced management team to Siebert Financial Corp.”

Under the terms of the agreement, Kennedy Cabot Acquisition will make a tender offer for the outstanding common stock of Siebert Financial not owned by the Estate.  Holders of Siebert Financial shares may accept the tender offer and sell their shares or not tender their shares and remain shareholders of Siebert Financial. The closing of the sale and the tender offer is expected to occur in the fourth quarter of 2016, conditioned upon approval by the Financial Industry Regulatory Authority (FINRA).

Prior to closing, Siebert Financial anticipates paying a dividend to all Siebert Financial shareholders in the amount of approximately $0.20 per share.

Siebert Financial’s principal activity is providing online and traditional discount brokerage and related services to retail investors through the broker-dealer, and serves as a registered investment advisor through its Siebert Investment Advisors business unit.

Siebert Financial considers the sale to Kennedy Cabot Acquisition to be the strongest strategic alternative to continue the company and maximize shareholder value in the wake of the 2013 passing of Muriel F. “Mickie” Siebert, Siebert Financial’s founder and former Chairwoman, President and Chief Executive Officer.

Kennedy Cabot Acquisition plans to continue to build upon the strong existing foundation at Siebert Financial to further strengthen the customer experience. The acquisition agreement does not provide for the merger of Siebert Financial with or into Kennedy Cabot Acquisition.

Mrs. Gebbia added, “Speaking for myself and the other principals of Kennedy Cabot Acquisition, we are all very excited about the acquisition and embrace the opportunity not only to expand the business but also to build a world-class financial firm dedicated to serving client financial needs.”

Mrs. Gebbia and her family are the majority owners of StockCross Financial Services, Inc. The Gebbia family has been successfully involved with financial services companies since the early 1970's and during such time they built a broker-dealer into a national brand, which they sold to Toronto Dominion Bank in 1997. Mrs. Gebbia is also the President of the Associates for Breast and Prostate Cancer Studies which raises funds for the John Wayne Cancer Institute. Through Mrs. Gebbia’s leadership since 1998 over $14 million has been raised for cancer research studies.

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About Siebert Financial Corp.
Siebert Financial is a holding company that conducts its retail discount brokerage business through its wholly-owned subsidiary, Muriel Siebert & Co., Inc. The firm became a member of the NYSE in 1967, when Ms. Siebert became the first woman to own a seat on the Exchange. In addition, in 2014 the Company began business as a registered investment advisor through a wholly-owned subsidiary, Siebert Investment Advisors, Inc.  Siebert Financial is based in New York City with additional retail branches in Boca Raton, FL and Beverly Hills, CA.  www.siebertnet.com

About Kennedy Cabot Acquisition
Kennedy Cabot Acquisition is a Nevada limited liability company. The principals of Kennedy Cabot Acquisition have substantial experience in the brokerage industry and are/were affiliates of StockCross Financial Services, Inc. StockCross is a broker-dealer member of FINRA with offices across the United States.

Cautionary note regarding forward-looking statements
This communication contains “forward-looking statements” (as defined in the Securities Litigation Reform Act of 1995) regarding, among other things, future events. Words such as “anticipate,” “expect,” “intend,” “believe,” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. Forward-looking statements relating to the proposed transactions include, but are not limited to: statements about the benefits of the proposed transactions; Siebert Financial’s and Kennedy Cabot Acquisition’s plans, objectives, expectations and intentions; the expected timing of completion of the proposed transactions; and other statements relating to the transactions that are not historical facts. Forward-looking statements are based on information currently available to Siebert Financial and Kennedy Cabot Acquisition, as the case may be, and involve estimates, expectations and projections. Investors are cautioned that all such forward-looking statements are subject to risks and uncertainties, and important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements. With respect to the proposed transactions between Siebert Financial and Kennedy Cabot Acquisition, these risks and factors could include, but are not limited to: securing regulatory approval; the risk that a condition to closing may be delayed or may not be satisfied; the diversion of management time on transaction-related issues; changes in the general economic environment, or social or political conditions, that could affect the business of Siebert Financial and the Broker-Dealer; and the potential impact of the announcement or consummation of the proposed transactions on relationships with customers, competitors, management and other employees.

Additional information concerning other risk factors is also contained in Siebert Financial’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other SEC filings.

Notice to Investors
This communication is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of Siebert Financial. The tender offer for the outstanding common stock of Siebert Financial not owned by the Estate has not yet commenced. Any offers to purchase or solicitation of offers to sell will be made only pursuant to the tender offer statement (including the offer to purchase, the letter of transmittal and other documents relating to the tender offer) which will be filed on Schedule TO by Kennedy Cabot Acquisition with the SEC, and soon thereafter Siebert Financial will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Siebert Financial’s shareholders are advised to read these documents and any other documents relating to the tender offer that will be filed with the SEC carefully and in their entirety because they contain important information. Siebert Financial’s shareholders may obtain copies of these documents for free at the SEC’s website at www.sec.gov or by contacting Siebert Financial’s investor relations department at Siebert Financial Corp., 885 Third Avenue, New York, New York 10022, Attention: Investor Relations.

FOR: SIEBERT FINANCIAL CORP.
           885 Third Avenue Suite 3100
           New York, NY 10022

Media:  Rubenstein
Marcia Horowitz Phone: 212-843-8014 Email: mhorowitz@rubenstein.com

Laura Hynes-Keller
LHK Communications LLC / New York
Phone:  +1 646 797 6992 E: laurahk@lhkcommunications.com

FOR: KENNEDY CABOT ACQUISITION, LLC

Media:
Martin H. Kaplan, Gusrae Kaplan Nusbaum PLLC / New York
Phone: (212) 514-8369 Email: kcacquisition@gmail.com